As filed with the Securities and Exchange Commission on April 18, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

General Dynamics Corporation

(Exact name of registrant as specified in its charter)

ADDITIONAL REGISTRANTS ARE LISTED ON THE FOLLOWING PAGE

Delaware	13-1673581
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

11011 Sunset Hills Road

Reston, Virginia 20190

(703) 876-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gregory S. Gallopoulos, Esq.

Senior Vice President, General Counsel and Secretary

11011 Sunset Hills Road

Reston, Virginia 20190

(703) 876-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joseph P. Gromacki, Esq.

Brian R. Boch, Esq.

Jenner & Block LLP

353 N. Clark Street

Chicago, Illinois 60654-3456

(312) 222-9350

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

TABLE OF ADDITIONAL REGISTRANTS

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number	Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices
American Overseas Marine Company, LLC	Delaware	43-1273477	150 Newport Avenue Extension Quincy, Massachusetts 02171 (617) 786-8300

Bath Iron Works Corporation	Maine	39-1343528	700 Washington Street Bath, Maine 04530 (207) 443-3311

Electric Boat Corporation	Delaware	51-0369496	75 Eastern Point Road Groton, Connecticut 06340-4989 (860) 433-3000

General Dynamics Government Systems Corporation	Delaware	16-1190245	11011 Sunset Hills Road Reston, Virginia 20190 (703) 876-3000

General Dynamics Land Systems Inc.	Delaware	54-0582680	38500 Mound Road Sterling Heights, Michigan 48310-3200 (586) 825-4000

General Dynamics Ordnance and Tactical Systems, Inc.	Virginia	06-1458069	100 Carillon Parkway St. Petersburg, Florida 33716 (727) 578-8100

General Dynamics-OTS, Inc.	Delaware	54-1828437	100 Carillon Parkway St. Petersburg, Florida 33716 (727) 578-8100

Gulfstream Aerospace Corporation	Delaware	13-3554834	500 Gulfstream Road Savannah, Georgia 31408 (912) 965-3000

National Steel and Shipbuilding Company	Nevada	95-2076637	P.O. Box 85278 San Diego, California 92186-5278 (619) 544-3400

PROSPECTUS

DEBT SECURITIES

GUARANTEES OF DEBT SECURITIES

General Dynamics Corporation may offer from time to time our debt securities in one or more series pursuant to this prospectus. The debt securities may be guaranteed by one or more of our subsidiaries under the guarantees described in this prospectus. This prospectus contains summaries of the general terms of these securities. We will provide specific terms of these securities in supplements to this prospectus, which may also supplement, update or amend information contained in this document. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of the securities.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities offered by this prospectus, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

We have not yet determined whether any of the securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market. If we decide to seek the listing of any of such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.

Investment in any securities offered by this prospectus involves risk. See “Risk Factors” beginning on page 3 of this prospectus, in our periodic reports filed from time to time with the Securities and Exchange Commission and in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 18, 2024

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus from time to time and in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change any of the information contained in this prospectus. You should read this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you together with the additional information described below under “Where You Can Find More Information.” If there is any inconsistency between the information in this prospectus and any accompanying prospectus supplement, you should rely on the information in that prospectus supplement.

We have not authorized any agent, dealer, underwriter or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. You should not rely upon any information or representation not contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone to provide you with different or additional information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, and we are not making an offer to sell or a solicitation of an offer to buy these securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information contained in this prospectus, in any prospectus supplement, in any document incorporated by reference herein or therein, and in any free writing prospectus prepared by or on behalf of us or to which we have referred you is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

References to “we,” “us,” “our” or the “Company” are to General Dynamics Corporation, unless expressly indicated otherwise. References to “General Dynamics” mean General Dynamics Corporation, together with our consolidated subsidiaries, including the Guarantors. “Guarantors” means, initially, American Overseas Marine Company, LLC, Bath Iron Works Corporation, Electric Boat Corporation, General Dynamics Government Systems Corporation, General Dynamics Land Systems Inc., General Dynamics Ordnance and Tactical Systems, Inc., General Dynamics-OTS, Inc., Gulfstream Aerospace Corporation and National Steel and Shipbuilding Company.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and in the information incorporated herein by reference contain forward-looking statements that are based on management’s expectations, estimates, projections and assumptions. Words such as “expects,” “anticipates,” “plans,” “believes,” “forecasts,” “scheduled,” “outlook,” “estimates,” “should” and variations of these words and similar expressions are intended to identify forward-looking statements. Examples include projections of revenue, earnings, operating margin, segment performance, cash flows, contract awards, aircraft production, deliveries and backlog. In making these statements, we rely on assumptions and analyses based on our experience and perception of historical trends, current conditions and expected future developments as well as other factors we consider appropriate under the circumstances. We believe our estimates and judgments are reasonable based on information available to us at the time. Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors, including, without limitation, the risk factors identified under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and other important factors disclosed in our other filings with the SEC. These factors may be revised or supplemented in future filings with the SEC.

All forward-looking statements speak only as of the date of this prospectus or, in the case of any document incorporated by reference, the date of that document. All subsequent written and oral forward-looking statements attributable to General Dynamics or any person acting on our behalf are qualified by the cautionary statements in this section. We do not undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date such statements are made.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC, including General Dynamics Corporation. Except as expressly set forth in the paragraph below, we are not incorporating the contents of the SEC website into this prospectus.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and, where applicable, supersede this information. We incorporate by reference into this prospectus the documents listed below that we have filed with the SEC (File No. 001-03671) and any future filings made with the SEC by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the time that the offering under this registration statement is terminated (other than filings or portions of filings that are furnished under applicable SEC rules rather than filed):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 8, 2024.

•

The portions of our Definitive Proxy Statement on Schedule 14A filed on March 22, 2024, that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

•	Current Reports on Form 8-K filed on January 5, 2024 (as amended on February 13, 2024) and March 7, 2024.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of any and all of the reports and documents which have been or are incorporated by reference into this prospectus, if such person (or anyone acting on such person’s behalf) makes a written or oral request for this information to:

General Dynamics Corporation

11011 Sunset Hills Road

Reston, Virginia 20190

Attention: Corporate Secretary

Telephone: (703) 876-3000

You may also find, free of charge, a copy of each of our SEC filings incorporated by reference into this prospectus on our website at www.gd.com. This reference to our website is for informational purposes only and shall not, under any circumstances, be deemed to incorporate the information available at or through our website address into this prospectus.

GENERAL DYNAMICS CORPORATION

General Dynamics is a global aerospace and defense company that offers a broad portfolio of products and services in business aviation; ship construction and repair; land combat vehicles, weapons systems and munitions; and technology products and services.

Our company has four operating segments: Aerospace, Marine Systems, Combat Systems and Technologies.

Our principal executive offices are located at 11011 Sunset Hills Road, Reston, Virginia 20190 and our telephone number is (703) 876-3000.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risk. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities.

USE OF PROCEEDS

We will use the net proceeds from the sale of the securities offered by this prospectus and any prospectus supplement for general corporate purposes, unless otherwise specified in the applicable prospectus supplement. General corporate purposes may include additions to working capital, capital expenditures, refinancing of existing indebtedness including commercial paper, repayment of debt, and financing of possible acquisitions, investments or stock repurchases.

DESCRIPTION OF THE DEBT SECURITIES AND GUARANTEES

The following description of the debt securities and guarantees outlines some of the general terms and provisions of the debt securities and guarantees. This information may not be complete in all respects and is qualified in its entirety by reference to the applicable indenture and its associated documents. The specific terms of any series of debt securities and related guarantees will be described in the applicable prospectus supplement relating to such securities. If so described in a prospectus supplement, the terms of that series of debt securities and related guarantees may differ from the general description of terms presented below.

The debt securities may be issued from time to time in series under an indenture dated as of March 22, 2018, by and among the Company, the guarantors thereunder and The Bank of New York Mellon, as trustee, as may be amended or supplemented from time to time. Wherever defined terms are used but not defined in this section of the prospectus, those terms have the meanings assigned to them in the indenture, it being intended that those defined terms will be incorporated herein by reference. This indenture does not limit the amount of debt securities that may be issued thereunder and will govern debt securities up to the aggregate principal amount that we may authorize from time to time. Any such limit applicable to a particular series of debt securities will be specified in the prospectus supplement relating to that series. The debt securities may be guaranteed by certain subsidiary guarantors under the guarantees described below.

Definitions

The following are certain terms defined in the indenture:

“Attributable Debt” means, as to any particular lease under which any Person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof (excluding any subsequent renewal or other extension options held by the lessee), discounted from the respective due dates thereof to such date at the rate of 15% per annum, compounded monthly. The net amount of rent required to be paid under any such lease for any such period will be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges and contingent rents (such as those based on sales). In the case of any lease which is terminable by the lessee upon the payment of a penalty in an amount which is less than the total discounted net amount of rent required to be paid from the later of the first date upon which such lease may be so terminated or the date of the determination of such net amount of rent, as the case may be, such net amount will also include the amount of such penalty, but no rent will be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Consolidated Assets” means the total assets of the Company and its subsidiaries calculated on a consolidated basis and in accordance with GAAP.

“Material Subsidiary” means, as of any date of determination, a subsidiary of the Company whose assets exceed ten percent (10%) of the Company’s Consolidated Assets as of the date of such determination. However, the board of directors of the Company may declare any subsidiary of the Company to be a Material Subsidiary.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Property” means any manufacturing plant or warehouse, together with the land upon which it is erected and fixtures comprising a part thereof, owned by the Company or any Material Subsidiary and located in the United States, the gross book value of which on the date as of which the determination is being made is an amount which exceeds 2% of Consolidated Assets, but not including any property financed through the issuance of any tax exempt governmental obligation, or any such manufacturing plant or warehouse or any portion thereof or any such fixture (together with the land upon which it is erected and fixtures comprising a part thereof) which, in the opinion of the board of directors of the Company, is not of material importance to the total business conducted by the Company and its subsidiaries, considered as a single enterprise.

General Terms

All of the debt securities:

•	will be our general obligations;

•	will rank equally with each other and all of our other existing and future unsecured and unsubordinated debt; and

•

will be guaranteed by the guarantees of each of the Guarantors, which guarantee of each Guarantor will rank equally with all other existing and future unsecured and unsubordinated debt of such Guarantor.

The indenture provides for the issuance of debt securities in one or more series. Each time that we issue a new series of debt securities, the prospectus supplement relating to that series will specify the particular terms of those debt securities. Those terms may include but are not limited to the following:

•	the designation, issue, date and authorized denominations of such debt securities;

•	the aggregate principal amount offered and any limit on any future issues of additional debt of the same series;

•	the price or prices at which such debt securities will be sold;

•	the date or dates on which such debt securities will mature, which may be fixed or extendible;

•	the rate or rates at which such debt securities will bear interest, which may be at a fixed or floating rate, if any;

•	the dates on which such interest, if any, will be payable;

•	the index or formula used to determine any payments to be made on the debt securities;

•	the terms of any mandatory or optional redemption, including pursuant to any sinking fund or analogous provisions;

•

the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous provisions, to redeem, or at the option of the holders, to purchase, such series of debt securities and other related terms and provisions;

•	whether such debt securities are to be issued in the form of global securities and, if so, the identity of the depositary with respect to such global securities; and

•	any other terms of such series.

Unless otherwise specified in the prospectus supplement, debt securities will only be issued in fully registered form, without coupons. Unless otherwise specified in the prospectus supplement, the principal amount of the debt securities will be payable at the corporate trust office of the trustee in New York, New York. No service charge will be made on any security holder for any registration of transfer or exchange of debt securities, unless otherwise provided in the prospectus supplement for that series of debt securities; provided, however, that we may require payment of a sum sufficient to cover any tax or other governmental charges payable in connection therewith.

Certificated Debt Securities

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depositary (the “Depositary”), or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”), as described in the applicable prospectus supplement. Except as described under “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

You may transfer or exchange certificated debt securities at the office or agency of the Company in accordance with the terms of the indenture. You may transfer certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the old certificate representing those certificated debt securities, and we will execute, and the trustee will authenticate and deliver, a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary.

Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the Depositary for the related global debt security (“participants”) or persons that may hold interests through participants. Upon the issuance of a global debt security, the Depositary will credit, on its book-entry registration and transfer system, the accounts of the participants with the respective principal amounts of the book-entry debt securities represented by the global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of the ownership interests will be effected only through, records maintained by the Depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as the Depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described herein, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, to exercise any rights of a holder under the indenture, each person beneficially owning book-entry debt securities must rely on the procedures of the Depositary for the related global debt security and, if that person is not a participant, on the procedures of the participant through which that person owns its interest. We understand, however, that under existing industry practice, the Depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities.

We will make payments of principal of, and premium and interest on book-entry debt securities to the Depositary or its nominee, as the case may be, as the registered holder of the related global debt security. Neither we, the trustee nor any other agent of ours or agent of the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the Depositary, upon receipt of any payment of principal of, premium or interest on a global debt security, will immediately credit the accounts of the participants with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of the Depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We will issue certificated debt securities in exchange for each global debt security if the Depositary is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor Depositary registered as a clearing agency under the Securities Exchange Act of 1934, as amended, is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have any of the book-entry debt securities of any series represented by one or more global debt securities and, in that event, we will issue certificated debt securities in exchange for the global debt securities of that series. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the Depositary will instruct the trustee. We expect that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the foregoing information in this section concerning the Depositary and its book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

Defeasance

The indenture provides that we (and to the extent applicable, the Guarantors), at our option:

•

will be discharged from any and all obligations in respect of any series of debt securities, except in each case for, among other things, the rights of holders of debt securities to receive, from a trust fund, payments in respect of such securities when such payments are due and certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold moneys for payment in trust; or

•

will no longer be obligated to comply with the covenants described below under “— Limitation on Consolidation, Merger, Conveyance or Transfer” and “— Certain Covenants of the Company,” and the Event of Default described in the fourth bullet point under “— Events of Default; Notice and Waiver” will no longer constitute an Event of Default with respect to such series of debt securities;

in each case, if (1) we deposit with the trustee, in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the debt securities of such series, money or the equivalent in securities of the U.S. government or government agencies backed by the full faith and credit of the U.S. government, or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof, to pay all the principal (including any mandatory sinking fund payments) and any premium of, interest on and any repurchase or redemption obligations with respect to such series on the dates such payments are due in accordance with the terms of such series and (2) no Event of Default (as defined below) or event (including such deposit) which with notice or lapse of time would become an Event of Default with respect to the debt securities of such series shall have occurred and be continuing on the date of such deposit.

To exercise any such option, we are required, among other things, to deliver to the trustee an opinion of counsel to the effect that:

•

the deposit and related defeasance would not cause the holders of such series to recognize income, gain or loss for federal income tax purposes and, in the case of securities being discharged pursuant to the first bullet point above, accompanied by a ruling, if then required, to such effect received from or published by the Internal Revenue Service; and

•	the creation of the defeasance trust would not violate the Investment Company Act of 1940, as amended.

In addition, we are required to deliver to the trustee an officer’s certificate stating that such deposit was not made by us with the intent of preferring the holders of the debt securities over other creditors of ours or with the intent of defeating, hindering, delaying or defrauding creditors of us or others.

Events of Default; Notice and Waiver

The indenture provides that if an Event of Default (as defined below) described in the first, second, third, fourth or seventh bullet point below occurs and is continuing with respect to any series of debt securities (and, in the case of an Event of Default described in the fourth or seventh bullet point below, such Event of Default is with respect to less than all series of debt securities then outstanding under the indenture), either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series under the indenture (each such series acting as a separate class) may declare the principal amount (or, if the debt securities of such series are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of all the debt securities of such series, and all accrued interest thereon, to be due and payable immediately. The indenture also provides that if an Event of Default described in the fourth or seventh bullet point below occurs and is continuing and such Event of Default is with respect to all series of debt securities then outstanding under the indenture, either the trustee or the holders of not less than 25% in aggregate principal amount of all the outstanding debt securities under the indenture (treated as one class) may declare the principal amount (or, if any debt securities are original issue discount securities, such portion of the principal amount as may be specified in the terms thereof) of all the debt securities then outstanding, and all accrued interest thereon, to be due and payable immediately. The indenture also provides that if an Event of Default described in the fifth bullet point below occurs and is continuing, the principal of and any interest on the debt securities then outstanding shall become immediately due and payable.

“Events of Default” in respect of any series are defined in the indenture as being:

•

default in the payment of the principal of (or premium, if any, on) any debt securities of such series when due at their stated maturity and, in the case of technical or administrative difficulties, only if such default persists for a period of more than three Business Days;

•	default for 30 days in the payment of any interest due with respect to such series;

•	default in the payment of any sinking or purchase fund or analogous obligation when due by the terms of such series and continuance of such default for a period of 30 days;

•

default in the performance, or breach, of any covenant or warranty of the Company or any Guarantor in the indenture in respect of the debt securities of such series (other than a covenant or warranty a default in the performance of which, or the breach of which, would otherwise constitute an Event of Default) and continuance of such default or breach for 90 days after written notice to us (or, if applicable, to such Guarantor) by the trustee or to us (or, if applicable, to such Guarantor) and the trustee by holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series;

•

certain events of bankruptcy, insolvency and reorganization with respect to us or any of our Material Subsidiaries or the entry of an order ordering the winding up or liquidation of our affairs or the affairs of any of our Material Subsidiaries that continues unstayed and in effect for a period of 90 consecutive days;

•

any guarantee by a Material Subsidiary ceases for any reason to be, or is asserted in writing by any such Material Subsidiary or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by the indenture and any such guarantee; or

•	any other event of default provided in the supplemental indenture or board resolution under which such series of debt securities is issued or in the form of debt security for such series.

Any additions, deletions or other changes to the Events of Default that will be applicable to a series of debt securities will be described in the prospectus supplement relating to such series of debt securities.

The indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to the debt securities of any series, give to the holders of the debt securities of such series notice of all uncured and unwaived defaults known to it; provided, however, that except in the case of default in the payment of principal of, or premium, if any, or interest, on any of the debt securities of such series or in the payment of any sinking or purchase fund installment or analogous obligation relating to the debt securities of such series, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series; and provided, further, that in the case of an Event of Default described in the fourth bullet point above, no such notice to the holders of the debt securities of such series shall be given until at least 90 days after the occurrence thereof. For the purpose of the trustee’s duty to notify holders of defaults, the term “default” means any event that is, or after notice or lapse of time or both would become, an Event of Default with respect to debt securities of such series.

The trustee is entitled, subject to the duty of the trustee during an Event of Default to act with the required standard of care, to be indemnified to its satisfaction by the holders of the debt securities of such series before proceeding to exercise any right or power under the indenture at the request of holders of the debt securities of such series.

The indenture provides that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting proceedings for remedies available to the trustee or exercising any trust or power conferred on the trustee in respect of such series, subject to certain exceptions.

In certain cases, the holders of a majority in principal amount of the outstanding debt securities of any series may waive, on behalf of the holders of all debt securities of such series, any past default with respect to the debt securities of such series except, among other things, a default not theretofore cured in payment of the principal of, or premium, if any, or interest, on any of the debt securities of such series or payment of any sinking or purchase fund or analogous obligation with respect to such debt securities.

The indenture provides that, so long as any debt securities remain outstanding under the indenture, we must deliver to the trustee an annual certificate of certain of our officers stating that to the best of such officers’ knowledge we have fulfilled our obligations under and complied with our covenants in the indenture, or else specifying any defaults and the nature and status thereof of which they have knowledge.

Limitation on Consolidation, Merger, Conveyance or Transfer

The indenture provides that we shall not consolidate with or merge into any other Person or sell, lease, convey or transfer all or substantially all of our properties and assets to any Person, if upon any such consolidation, merger, sale, lease, conveyance or transfer we are not the surviving corporation, unless:

•

the Person formed by such consolidation or into which we are merged or the Person that acquires by sale, lease, conveyance or transfer all or substantially all of our properties and assets will be organized and existing under the laws of the United States of America or any state or the District of Columbia, and (if such Person is not the Company) will expressly assume, by supplemental indenture, executed and delivered to the trustee, in form reasonably satisfactory to the trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities and the performance of every covenant of the indenture (as supplemented from time to time) on our part to be performed or observed;

•

immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time, or both, would become an Event of Default, will have happened and be continuing; and

•

we have delivered to the trustee an officer’s certificate and an opinion of counsel each stating that such consolidation, merger, sale, lease, conveyance or transfer and such supplemental indenture comply with the applicable article of the indenture and that we have complied with all conditions precedent relating to such transaction.

In such event, we will be discharged from all obligations and covenants under the indenture and the debt securities, and may be liquidated and dissolved, and the successor Person formed by such consolidation or into which we are merged or to which such sale, lease, conveyance or transfer is made will succeed to, and be substituted for, and may exercise every right and power of ours under the indenture with the same effect as if such successor had been named as the Company in the indenture.

Modification of the Indenture

The Company, when authorized by a board resolution, and the trustee, at any time and from time to time, may, without the consent of the holders of the debt securities, enter into indentures supplemental to the indenture for, among others, one or more of the following purposes:

•	to evidence the succession of another Person to the Company or any Guarantor;

•

to add to our covenants, or the covenants of the Guarantors, or to surrender any of our rights or powers, or the rights or powers of the Guarantors, for the benefit of the holders of debt securities of any or all series;

•

to cure any ambiguity or correct any defect or inconsistency in the indenture; provided that any such supplemental indenture will not materially and adversely affect the interests of the holders of debt securities of any series;

•	with certain exceptions, to add to the indenture any provisions that may be expressly permitted by the Trust Indenture Act of 1939, as amended;

•

to establish the form of any debt security, to provide for the issuance and set forth the terms of any series of debt securities and/or to add to the rights of the holders of the debt securities of any series;

•	to evidence and provide for the acceptance of the appointment of any successor trustee;

•	to provide any additional Events of Default;

•	to provide for the issuance of debt securities in coupon or in fully registered form;

•	to secure any series of debt securities under the indenture’s limitation on liens covenant or otherwise;

•	to evidence the addition of any subsidiary as a Guarantor or the release or discharge of any Guarantor and any of its obligations pursuant to the indenture;

•	subject to any limitations established with respect to a particular series of debt securities, to provide for the issuance of additional debt securities of any series;

•

to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (A) shall neither (i) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the holder of any such debt security with respect to such provision or (B) shall become effective only when there is no debt security described in clause (A)(i) outstanding; or

•

to supplement any provisions of the indenture to such extent as shall be necessary to permit or facilitate the satisfaction, defeasance and discharge of any series of debt securities pursuant to the indenture; provided that any such action shall not adversely affect the interests of the holders of debt securities of such series or any other series of debt securities in any material respect.

The indenture contains provisions permitting the Company, when authorized by a board resolution, and the trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all series affected by such supplemental indenture, voting as a single class, to execute supplemental indentures for the purpose of adding any provisions to or changing or eliminating any of the provisions of the indenture or modifying the rights of the holders of the debt securities of each such series under the indenture, except that no such supplemental indenture may, without the consent of each holder of each outstanding debt security affected by such supplemental indenture, among other things:

•	change the fixed maturity of any debt securities;

•	reduce the principal amount thereof;

•	reduce the interest thereon or change the method of computing the interest thereon on any date;

•	change the currency or place of any payment;

•	amend or modify the terms of any of the guarantee provisions of the indenture in a manner adverse to the rights of the holders of the outstanding debt securities of any series; or

•	reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for any such supplemental indenture.

Certain Covenants of the Company

Limitation on Liens

The indenture provides that the Company will not, and will not permit any Material Subsidiary to, incur, create, issue, assume, guarantee or otherwise become liable for any indebtedness for money borrowed that is secured by a lien on any Principal Property or on shares of stock or indebtedness of any Material Subsidiary without securing the debt securities equally and ratably with (or prior to) such indebtedness for so long as any such indebtedness is secured. Exceptions include, among others:

•	liens for taxes not yet due or being contested;

•	liens imposed by law, such as mechanics’ liens and other similar liens;

•	utility easements and such other encumbrances against real property not in any material way affecting the marketability or interfering with the use of the property involved;

•	liens existing as of the date of the indenture;

•	liens created by subsidiaries of the Company to secure indebtedness of such subsidiaries to the Company or to one or more other subsidiaries of the Company;

•

liens on property of a Person existing at the time it becomes a subsidiary of the Company, at the time such Person is merged or consolidated with the Company or a subsidiary of the Company, or at the time of purchase, lease or acquisition of the property or equity interests of a Person as an entirety or substantially as an entirety by the Company or its subsidiaries;

•	liens on property existing at the time of acquisition of such property by the Company or a subsidiary of the Company;

•

liens to secure the payment of all or any part of the purchase price of property upon the acquisition of property by the Company or a subsidiary of the Company or to secure any indebtedness incurred or guaranteed prior to, at the time of, or within 12 months after, the later of the date of acquisition of such property and the date such property is placed in service, for the purpose of financing all or any part of the purchase price thereof;

•	liens to secure any indebtedness incurred or guaranteed for the purpose of financing all or any part of the construction or improvement of any property;

•	liens which arise in connection with the leasing of equipment in the ordinary course of business;

•	liens on shares of stock, indebtedness or other securities of a Person that is not the Company or a subsidiary of the Company;

•

liens in favor of the United States of America or any state thereof, any foreign country, or any department, agency or instrumentality or political subdivision of any such jurisdiction, or any other contracting party or customer, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the property subject to such liens;

•	liens to extend, substitute, renew or replace any liens referred to above; and

•

other liens arising in connection with indebtedness or other obligations of the Company and its subsidiaries in an aggregate amount for us and our subsidiaries, together with all Attributable Debt with respect to sale and leaseback transactions involving Principal Properties (with the exception of the transactions that are excluded as described in “— Limitation on Sale and Leaseback Transactions” below), not exceeding at the time such lien is issued, created or assumed 10% of our Consolidated Assets.

Limitation on Sale and Leaseback Transactions

The indenture provides that the Company will not, and will not permit any Material Subsidiary to, enter into any arrangement after the date of the first issuance by the Company of debt securities issued pursuant to the indenture with any bank, insurance company or other lender or investor providing for the leasing by the Company or any Material Subsidiary of any Principal Property that was or is owned or leased by the Company or a Material Subsidiary and that has been or is to be sold or transferred, more than 120 days after the completion of construction and commencement of full operation of such Principal Property by the Company or such Material Subsidiary, to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Property.

However, a sale and leaseback transaction of this kind will not be prohibited if:

•

Attributable Debt of the Company and its Material Subsidiaries in respect of the sale and leaseback transaction and all other sale and leaseback transactions entered into after the date when the Company first issued securities pursuant to the indenture (other than any sale and leaseback transactions that are otherwise permitted or excepted), plus the aggregate principal amount of indebtedness secured by liens on Principal Properties then outstanding (excluding any indebtedness secured by liens that are otherwise permitted under the indenture) without equally and ratably securing the debt securities, would not exceed 10% of Consolidated Assets;

•

an amount equal to the greater of the net proceeds of the sale or transfer or the Attributable Debt with respect thereto is applied within 150 days to the voluntary retirement of debt securities of any series or other indebtedness of the Company (other than indebtedness subordinated to the debt securities) or indebtedness of a Material Subsidiary, for money borrowed, maturing more than 12 months after the voluntary retirement or which is extendible at the option of the obligor thereon to a date more than 12 months from the date of such application (and, unless otherwise expressly provided with respect to any one or more debt securities, any redemption of debt securities pursuant to this provision shall not be deemed to constitute a refunding operation or anticipated refunding operation for the purposes of any provision limiting the Company’s right to redeem debt securities of any one or more such series when such redemption involves a refunding operation or anticipated refunding operation); provided that the amount to be so applied shall be reduced by (i) the principal amount of debt securities delivered within 150 days after such sale or transfer to the trustee for retirement and cancellation and (ii) the principal amount of any such indebtedness of the Company or a Material Subsidiary, other than the debt securities, voluntarily retired by the Company or a Material Subsidiary within 180 days after such sale or transfer;

•	the lease is for a period not exceeding three years and by the end of which it is intended that the use of such Principal Property by the lessee will be discontinued; or

•	the lease is with the Company or another Material Subsidiary.

Notwithstanding the foregoing, where the Company or any Material Subsidiary is the lessee in any sale and leaseback transaction, Attributable Debt shall not include any indebtedness resulting from the guarantee by the Company or any other Material Subsidiary of the lessee’s obligation thereunder.

Guarantees

Each of the Guarantors, as primary obligor and not merely as surety, will fully, jointly and severally, irrevocably and unconditionally guarantee to each holder of debt securities and to the trustee and its successors and assigns:

•

the full and punctual payment of principal of, premium, if any, and interest on the debt securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of ours under the indenture (including obligations to the trustee) and the debt securities; and

•	the full and punctual performance within applicable grace periods of all other obligations of ours under the indenture and the debt securities.

Such guarantees will constitute guarantees of payment, performance and compliance and not merely of collection.

The obligations of each Guarantor under the indenture will be unconditional irrespective of the absence or existence of any action to enforce the same, the recovery of any judgment against us or any other Guarantor (except to the extent such judgment is paid) or any waiver or amendment of the provisions of the indenture or the debt securities to the extent that any such action or similar action would otherwise constitute a legal or equitable discharge or defense of a Guarantor (except that each such waiver or amendment will be effective in accordance with its terms).

The obligations of the Guarantors to make any payments may be satisfied by causing us to make such payments.

Each of the Guarantors further agrees to waive presentment to, demand of payment from and protest to the Company and also waives diligence, notice of acceptance of its guarantee, presentment, demand for payment, notice of protest for nonpayment, filing of claims with a court in the event of merger or bankruptcy of the Company and any right to require a proceeding first against us. These obligations will be unaffected by any failure or policy of the trustee to exercise any right under the indenture or under any series of debt securities.

If any holder of any debt security or the trustee is required by a court or otherwise to return to us, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to us or any Guarantor, any amount paid by any of them to the trustee or such holder, the guarantee of such Guarantor, to the extent discharged, will be reinstated in full force and effect.

The indenture provides that the guarantee of each Guarantor is limited to the maximum amount that can be guaranteed by such Guarantor without rendering its guarantee voidable under applicable laws relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

In the event:

•

of a merger, consolidation or sale or disposition of all or substantially all of the assets of a Guarantor (other than a merger or consolidation with, or sale or disposition of assets to, us or another of our subsidiaries); or

•	there occurs a transfer, sale or other disposition of the voting stock of a Guarantor whereby such Guarantor ceases to constitute a subsidiary of ours,

then in any such case such Guarantor or the entity acquiring the assets (in the event of the sale or other disposition of all or substantially all of the assets of such Guarantor), will be released and relieved of any obligations under its guarantee. Upon our delivery to the trustee of an officer’s certificate and an opinion of counsel to the effect of the foregoing, such Guarantor will be discharged from all further liability and obligation under the indenture and the trustee will execute any documents reasonably required in order to evidence the release of such Guarantor from its obligations under its guarantee.

Governing Law

The indenture, the debt securities and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

The Trustee

The Bank of New York Mellon is the trustee under the indenture. The trustee is a depository for funds and performs other services for, and transacts other banking business with, us in the normal course of business.

PLAN OF DISTRIBUTION

We may sell the offered securities through agents, through underwriters or dealers, directly to one or more purchasers or through a combination of any of these methods of sale. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS

The validity of the offered securities will be passed on for the Company and the Guarantors by Jenner & Block LLP.

EXPERTS

The consolidated financial statements of General Dynamics Corporation as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is a statement of the estimated expenses (other than underwriting compensation) to be incurred by us in connection with an offering of securities registered under this registration statement.

SEC registration fee	$		*
Rating agency fees		*	*
Printing expenses		*	*
Legal fees and expenses		*	*
Trustee fees		*	*
Accounting fees and expenses		*	*
Miscellaneous fees and expenses		*	*

Total	$	*	*

*	To be paid on a pay-as-you go basis pursuant to Rules 456(b) and 457(r) under the Securities Act.
**	These fees are calculated based on the specific securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

General Dynamics Corporation, Electric Boat Corporation, General Dynamics Government Systems Corporation, General Dynamics Land Systems Inc., General Dynamics-OTS, Inc. and Gulfstream Aerospace Corporation

General Dynamics Corporation (the “Corporation”) and certain Guarantors, such being Electric Boat Corporation, General Dynamics Government Systems Corporation, General Dynamics Land Systems Inc., General Dynamics-OTS, Inc. and Gulfstream Aerospace Corporation, are incorporated under the laws of the State of Delaware. Section 145 (“Section 145”) of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a Delaware corporation may indemnify any of its directors or officers who was or is a party, or is threatened to be made a party, to any action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful. In an action or suit by or in the right of a corporation (i.e., a derivative action or suit), a Delaware corporation is permitted to indemnify its directors and officers against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with the defense or settlement of such an action or suit if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the defendant directors or officers are fairly and reasonably entitled to indemnity for such expenses.

Expenses, including attorneys’ fees, incurred by any such person in defending any such action, suit or proceeding may be paid or reimbursed by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145.

The Corporation’s Restated Certificate of Incorporation, as amended, provides that it will indemnify its current and former directors and officers from and against all liabilities and reasonable expenses that they incur in connection with or resulting from any claim, action, suit or proceeding to the extent that indemnification is not inconsistent with Delaware law. The Corporation’s Restated Certificate of Incorporation, as amended, defines “claim, action, suit or proceeding” to include any claim, action, suit or proceeding (whether brought by or in the right of the Corporation or otherwise), whether civil, criminal, administrative or investigative, or threat thereof, in which a director or officer of the Corporation (or his or her heirs, executors or administrators) may become involved, as a party or otherwise, (a) by reason of his or her being or having been a director or officer of the Corporation or a member of any committee of the board of directors of the Corporation, (b) by reason of his or her acting or having acted in any capacity in a partnership, association, trust or other organization or entity where he or she served as such at the request of the Corporation or (c) by reason of any action taken or not taken by him or her in his or her capacity as such director, officer or member of such committee, whether or not he or she continues in such capacity at the time such liability or expense shall have been incurred or asserted. The Corporation also provides directors’ and officers’ liability insurance coverage for the acts and omissions of its directors and officers. In order to be entitled to indemnification under the provisions of the Restated Certificate of Incorporation, as amended, a director or officer of the Corporation either must be wholly successful with respect to the claim, action, suit or proceeding or must have acted in good faith in what he or she reasonably believed to be the best interests of the Corporation and in addition, with respect to a criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Prior to the final disposition of a claim, action, suit or proceeding, the Corporation may advance expenses incurred by a current or former director or officer if the director or officer provides the Corporation with an undertaking to repay the amount advanced if he or she is not entitled to indemnification after the final disposition.

Section 102(b)(7) of the DGCL permits a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision shall not eliminate or limit the liability of: (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders; (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) a director under Section 174 of the DGCL (which provides for liability of directors for unlawful dividends or unlawful stock repurchases or redemptions); (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit; or (v) an officer in any action by or in the right of the corporation. The Corporation’s Restated Certificate of Incorporation, as amended, provides that a director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL, as the same exists or may hereafter be amended. The Corporation’s Restated Certificate of Incorporation, as amended, further provides that any amendment, modification or repeal of the provisions described in the foregoing sentence shall not adversely affect any right or protection of a director or officer of the Corporation thereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

The Bylaws of Electric Boat Corporation, General Dynamics Government Systems Corporation, General Dynamics Land Systems Inc. and Gulfstream Aerospace Corporation provide for the indemnification of all current and former directors and officers to the fullest extent permitted by law. Prior to the final disposition of an action, suit or proceeding, these corporations will advance expenses incurred by a current or former director or officer if the director or officer provides the respective corporation with an undertaking to repay the amount advanced if he or she is not entitled to indemnification after the final disposition. Additionally, these corporations have the power to purchase and maintain insurance coverage against any liability asserted against their directors and officers, whether or not they would have the power to indemnify such person against such liability under applicable law.

The Amended and Restated Bylaws of General Dynamics-OTS, Inc. provide for the indemnification of, to the fullest extent permitted by law, any person who was or is made, or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the corporation, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by any such person. Notwithstanding the preceding, the Bylaws provide for the indemnification of any such persons in connection with a proceeding (or part thereof) commenced by such persons only if the commencement of such proceeding (or part thereof) by such persons was authorized in the specific case by the board of directors. Moreover, prior to the final disposition of an action, suit or proceeding, General Dynamics-OTS will advance expenses incurred by a current or former director or officer if the director or officer provides General Dynamics-OTS with an undertaking to repay the amount advanced if it shall ultimately be determined that such person is not entitled to indemnification. General Dynamics-OTS additionally has the power to purchase and maintain insurance coverage against any liability asserted against its directors and officers, whether or not it would have the power to indemnify such person against such liability under applicable law.

American Overseas Marine Company, LLC

American Overseas Marine Company, LLC is organized under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act (the “DE LLC Act”) provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Section 18-1101 of the DE LLC Act provides that to the extent that, at law or in equity, a member or manager or other person has duties (including fiduciary duties) to a limited liability company or to another member or manager or to another person that is a party to or is otherwise bound by a limited liability company agreement, the member’s or manager’s or other person’s duties may be expanded or restricted or eliminated by provisions in the limited liability company agreement; provided, that the limited liability company agreement may not eliminate the implied contractual covenant of good faith and fair dealing. Section 18-1101 of the DE LLC Act also provides that a limited liability company agreement may provide for the limitation or elimination of any and all liabilities for breach of contract and breach of duties (including fiduciary duties) of a member, manager or other person to a limited liability company or to another member or manager or to another person that is a party to or is otherwise bound by a limited liability company agreement; provided, that a limited liability company agreement may not limit or eliminate liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing.

The limited liability company agreement of American Overseas Marine Company, LLC provides that American Overseas Marine Company, LLC will indemnify the member and any director or officer against any and all liability for any act performed by the member or any director or officer on behalf of or with respect to American Overseas Marine Company, LLC, as and to the full extent permitted by the DE LLC Act, and that these provisions are to be liberally construed in favor of indemnification and the payment of expenses incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative in advance of its final disposition. As set forth in the limited liability company agreement of American Overseas Marine Company, LLC, each director and officer shall have the fiduciary duty of loyalty and care similar to that of directors and officers of business corporations organized under the DGCL.

Bath Iron Works Corporation

Bath Iron Works Corporation (“Bath Iron Works”) is incorporated under the laws of the State of Maine. Sections 852 and 857 of the Maine Business Corporation Act (the “MBCA”) authorize the indemnification by the corporation of any director or officer who is a party to any proceeding by reason of that person’s status as a director or officer of the corporation; provided that: (a) the individual’s conduct was in good faith, (b) the individual reasonably believed (i) in the case of conduct in the individual’s official capacity, that the individual’s conduct was in the best interests of the corporation and (ii) in all other cases, that the individual’s conduct was at least not opposed to the best interests of the corporation, and (c) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful. Also, the corporation may indemnify any director or officer who engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the corporation’s articles of incorporation, except for liability for receipt of a financial benefit to which the individual is not entitled, an intentional infliction of harm on the corporation or its shareholders, a violation of Section 833 of the MBCA or an intentional violation of criminal law. Unless ordered by a court under Section 855 of the MBCA, a corporation may not indemnify one of the corporation’s directors (a) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under Section 852 of the MBCA or (b) in connection with any proceeding with respect to conduct for which the director was adjudged liable on the basis that the director received a financial benefit to which the director was not entitled, whether or not involving action in the director’s official capacity. A corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

Under Section 854 of the MBCA, a corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the expenses incurred in connection with the proceeding by an individual who is a party to the proceeding because that individual is a member of the board of directors, if the individual delivers to the corporation: (a) a written affirmation of the individual’s good faith belief that the individual has met the relevant standard of conduct described in Section 852 of the MBCA or that the proceeding involves conduct for which liability has been eliminated under a provision of the corporation’s articles of incorporation as authorized by Section 202 of the MBCA and (b) the individual’s written undertaking to repay any funds advanced if the individual is not entitled to mandatory indemnification under Section 853 of the MBCA and it is ultimately determined under Section 855 or 856 of the MBCA that the individual has not met the relevant standard of conduct described in Section 852 of the MBCA.

Under Section 858 of the MBCA, a corporation may purchase and maintain insurance on behalf of an individual who is a director or officer of the corporation, or who, while a director or officer of the corporation, serves at the corporation’s request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity against liability asserted against or incurred by that individual in that capacity or arising from the individual’s status as a director or officer, whether or not the corporation would have power to indemnify or advance expenses to the individual against the same liability.

The Bylaws of Bath Iron Works provide that it will indemnify any person who is or was a director or officer of the corporation to the fullest extent permitted by law. Prior to the final disposition of an action, suit or proceeding, Bath Iron Works will advance expenses incurred by a current or former director or officer if the director or officer provides Bath Iron Works with an undertaking to repay the amount advanced if he or she is not entitled to indemnification after the final disposition. Bath Iron Works also has the power to purchase and maintain insurance coverage against any liability asserted against its directors and officers, whether or not Bath Iron Works would have the power to indemnify such person against such liability under applicable law.

General Dynamics Ordnance and Tactical Systems, Inc.

General Dynamics Ordnance and Tactical Systems, Inc. (“Ordnance and Tactical Systems”) is incorporated under the laws of the Commonwealth of Virginia. Sections 13.1-697 and 13.1-702 of the Virginia Stock Corporation Act (the “VSCA”) permit a corporation to indemnify an individual made party to a proceeding because the individual is or was a director or officer of the corporation against liability incurred in the proceeding if the individual (a) conducted themself in good faith, (b) believed, in the case of conduct in the individual’s official capacity, that such conduct was in the corporation’s best interests, and, in all other cases, that such conduct was at least not opposed to the corporation’s best interests, and (c) had no reasonable cause to believe, in the case of a criminal proceeding, that the individual’s conduct was unlawful; provided, however, no indemnification will be permitted (i) in connection with a proceeding by or in the right of the corporation except for expenses incurred in connection with the proceeding if it is determined that the individual has met the relevant standard under Section 13.1-697 of the VSCA or (ii) in connection with any other proceeding charging improper personal benefit to such individual, whether or not involving action in the individual’s official capacity, in which the individual was adjudged liable on the basis that personal benefit was improperly received by such individual. Under Sections 13.1-698 and 13.1-702 of the VSCA, unless limited by its articles of incorporation, the corporation will indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the individual was a party because the individual is or was a director or officer against expenses incurred.

Under Section 13.1-699 of the VSCA, the corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the expenses incurred in connection with a proceeding by a director who is a party to a proceeding because the individual is a director if the individual delivers to the corporation a written undertaking to repay any funds advanced if (i) the individual is not entitled to mandatory indemnification under Section 13.1-698 of the VSCA and (ii) it is ultimately determined under Section 13.1-700.1 or 13.1-701 of the VSCA that the individual is not entitled to indemnification.

Under Section 13.1-703 of the VSCA, the corporation may purchase and maintain insurance on behalf of an individual who is or was a director or officer of the corporation, or who, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another entity, against liability asserted against or incurred by the individual in that capacity or arising from the individual’s status as a director or officer, regardless of whether the corporation would have power to indemnify or advance expenses to the individual against the same liability.

The Bylaws of Ordnance and Tactical Systems provide that it will indemnify any person who is or was a director or officer of the corporation to the fullest extent permitted by law. Prior to the final disposition of an action, suit or proceeding, Ordnance and Tactical Systems will advance expenses incurred by a current or former director or officer if the director or officer provides Ordnance and Tactical Systems with an undertaking to repay the amount advanced if he or she is not entitled to indemnification after the final disposition. Ordnance and Tactical Systems also has the power to purchase and maintain insurance coverage against any liability asserted against its directors and officers, whether or not Ordnance and Tactical Systems would have the power to indemnify such person against such liability under applicable law.

National Steel and Shipbuilding Company

National Steel and Shipbuilding Company (“NASSCO”) is incorporated under the laws of the State of Nevada. Sections 78.7502 through 78.752 of the Nevada General Corporation Law (the “NGCL”) provide that a corporation may indemnify any person who was or is a party or is threatened to be made a party to, by reason of the fact that he or she was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a manager of a limited liability company, (a) any threatened, pending or completed action or suit by or in the right of the corporation against expenses, including amounts paid in settlement and attorneys’ fees, actually and reasonably incurred by him or her, in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that indemnification may not be made for any claim, issue or matter as to which he or she has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper, and (b) any other threatened, pending or completed action, suit or proceeding against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him or her in connection with the action, suit or proceeding, if he or she acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. To the extent that a director, officer, employee or agent has been successful on the merits or otherwise in the defense of any such action, suit or proceeding or in the defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense. Under Section 78.751(2) of the NGCL, the articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to be indemnified by the corporation.

Under Section 78.752(1) of the NGCL, the corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against the person and liability and expenses incurred by the person in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify the person against such liability and expenses.

The Amended and Restated Bylaws of NASSCO provide that NASSCO may indemnify any director or officer against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding. In order to be entitled to indemnification the director or officer must have acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation, or with respect to a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. NASSCO must indemnify directors and officers against expenses actually and reasonably incurred if the person has been successful on the merits in the defense of any action, suit or proceeding. Any indemnification not ordered by a court or resulting from the successful defense based on the merits of a claim must be authorized by either the stockholders or the board of directors by majority vote of a quorum consisting of directors who are not parties to the proceeding (or if such quorum either so orders or cannot be obtained, by independent legal counsel in a written opinion).

Other

The registrants may purchase and maintain insurance on behalf of their directors and officers against any liability asserted against such persons. The registrants have purchased and currently maintain insurance on behalf of their directors and officers.

Item 16. Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth below:

Exhibit No.	Document

1.1	Form of Underwriting Agreement*

4.1	Indenture dated as of March 22, 2018, among General Dynamics Corporation, the Guarantors party thereto and The Bank of New York Mellon, as Trustee (incorporated herein by reference to Exhibit 4.1 to General Dynamics Corporation’s registration statement on Form S-3, filed with the SEC on March 22, 2018)

4.2	First Supplemental Indenture dated as of May 11, 2018, among General Dynamics Corporation, the Guarantors party thereto and The Bank of New York Mellon, as Trustee (incorporated herein by reference to Exhibit 4.1 to General Dynamics Corporation’s current report on Form 8-K, filed with the SEC on May 11, 2018)

4.3	Second Supplemental Indenture dated as of March 25, 2020, among General Dynamics Corporation, the Guarantors party thereto and The Bank of New York Mellon, as Trustee (incorporated herein by reference to Exhibit 4.1 to General Dynamics Corporation’s current report on Form 8-K, filed with the SEC on March 25, 2020)

4.4	Third Supplemental Indenture dated as of May 10, 2021, among General Dynamics Corporation, the Guarantors party thereto and The Bank of New York Mellon, as Trustee (incorporated herein by reference to Exhibit 4.1 to General Dynamics Corporation’s current report on Form 8-K, filed with the SEC on May 10, 2021)

4.5	Form of Supplemental Indenture*

5	Opinion of Jenner & Block LLP**

22	Subsidiary Guarantors (incorporated herein by reference to Exhibit 22 to General Dynamics Corporation’s quarterly report on Form 10-Q for the quarterly period ended October 1, 2023, filed with the SEC on October 25, 2023)

23.1	Consent of Jenner & Block LLP (included in Exhibit 5 filed herewith)**

23.2	Consent of KPMG LLP**

24.1	Power of Attorney with respect to General Dynamics Corporation**

24.2	Power of Attorney with respect to American Overseas Marine Company, LLC (contained in and incorporated by reference to the signature page of this registration statement)**

24.3	Power of Attorney with respect to Bath Iron Works Corporation (contained in and incorporated by reference to the signature page of this registration statement)**

24.4	Power of Attorney with respect to Electric Boat Corporation (contained in and incorporated by reference to the signature page of this registration statement)**

24.5	Power of Attorney with respect to General Dynamics Government Systems Corporation (contained in and incorporated by reference to the signature page of this registration statement)**

24.6	Power of Attorney with respect to General Dynamics Land Systems Inc. (contained in and incorporated by reference to the signature page of this registration statement)**

24.7	Power of Attorney with respect to General Dynamics Ordnance and Tactical Systems, Inc. (contained in and incorporated by reference to the signature page of this registration statement)**

24.8	Power of Attorney with respect to General Dynamics-OTS, Inc. (contained in and incorporated by reference to the signature page of this registration statement)**

24.9	Power of Attorney with respect to Gulfstream Aerospace Corporation (contained in and incorporated by reference to the signature page of this registration statement)**

24.10	Power of Attorney with respect to National Steel and Shipbuilding Company (contained in and incorporated by reference to the signature page of this registration statement)**

25	Statement of Eligibility on Form T-1 of The Bank of New York Mellon with respect to the Indenture dated as of March 22, 2018**

107	Filing Fee Table**

*	To be filed by amendment or under cover of Form 8-K.
**	Filed herewith.

Item 17. Undertakings

(a) Each undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: paragraphs (a)(1)(i), (ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by a registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(A) each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) that, for the purpose of determining liability of a registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities: such undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv) any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of General Dynamics Corporation’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of a registrant pursuant to the provisions described under Item 15 above, or otherwise, such registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

(d) Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, General Dynamics Corporation, a registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Commonwealth of Virginia on April 18, 2024.

GENERAL DYNAMICS CORPORATION

By:	/s/ Kimberly A. Kuryea
Kimberly A. Kuryea
Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 18, 2024.

Signature	Title

* Phebe N. Novakovic	Chairman, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Kimberly A. Kuryea Kimberly A. Kuryea	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ William A. Moss William A. Moss	Vice President and Controller (Principal Accounting Officer)

* Richard D. Clarke	Director

* Rudy F. deLeon	Director

* Cecil D. Haney	Director

* Charles W. Hooper	Director

* Mark M. Malcolm	Director

* James N. Mattis	Director

* C. Howard Nye	Director

* Catherine B. Reynolds	Director

* Laura J. Schumacher	Director

* Robert K. Steel	Director

* John G. Stratton	Director

* Peter A. Wall	Director

*	The undersigned, by signing his name hereto, does execute this Registration Statement on behalf of the persons identified above pursuant to a power of attorney.

/s/ Gregory S. Gallopoulos
Gregory S. Gallopoulos
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, American Overseas Marine Company, LLC, a registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Commonwealth of Virginia on April 18, 2024.

AMERICAN OVERSEAS MARINE COMPANY, LLC

By:	/s/ Andrew C. Chen
Andrew C. Chen
Vice President and Treasurer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this registration statement appears below hereby constitutes and appoints each of PHEBE N. NOVAKOVIC, KIMBERLY A. KURYEA and GREGORY S. GALLOPOULOS, as his true and lawful attorney and agent, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the attorney and agent may deem necessary or advisable to enable American Overseas Marine Company, LLC to comply with the Securities Act of 1933 and the Securities Exchange Act of 1934, each as amended, and any rules and regulations and requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with any registration statement on Form S-3 and any or all amendments thereto (including, without limitation, any post-effective amendments thereto), and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and in connection with other reports as required by American Overseas Marine Company, LLC, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as director and/or officer of American Overseas Marine Company, LLC to registration statements and reports filed with the Commission with respect thereto and to any and all amendments of the same, and hereby ratifying and confirming all that the attorneys and agents, or any of them, has done, will do or will cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 18, 2024.

Signature	Title

/s/ Mark Rayha Mark Rayha	President and Manager (Principal Executive Officer)

/s/ Andrew C. Chen Andrew C. Chen	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ LaFayette J. Atkinson, Jr. LaFayette J. Atkinson, Jr.	Manager

/s/ Kevin M. Graney Kevin M. Graney	Manager

/s/ Robert E. Smith Robert E. Smith	Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Bath Iron Works Corporation, a registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Commonwealth of Virginia on April 18, 2024.

BATH IRON WORKS CORPORATION

By:	/s/ Gregory S. Gallopoulos
Gregory S. Gallopoulos
Vice President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this registration statement appears below hereby constitutes and appoints each of PHEBE N. NOVAKOVIC, KIMBERLY A. KURYEA and GREGORY S. GALLOPOULOS, as his true and lawful attorney and agent, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the attorney and agent may deem necessary or advisable to enable Bath Iron Works Corporation to comply with the Securities Act of 1933 and the Securities Exchange Act of 1934, each as amended, and any rules and regulations and requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with any registration statement on Form S-3 and any or all amendments thereto (including, without limitation, any post-effective amendments thereto), and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and in connection with other reports as required by Bath Iron Works Corporation, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as director and/or officer of Bath Iron Works Corporation to registration statements and reports filed with the Commission with respect thereto and to any and all amendments of the same, and hereby ratifying and confirming all that the attorneys and agents, or any of them, has done, will do or will cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 18, 2024.

Signature	Title

/s/ Charles Krugh Charles Krugh	President and Director (Principal Executive Officer)

/s/ Scott E. Zamer Scott E. Zamer	Vice President – Finance, Chief Financial Officer, Secretary and Assistant Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ Gregory S. Gallopoulos Gregory S. Gallopoulos	Director

/s/ Kimberly A. Kuryea Kimberly A. Kuryea	Director

/s/ Robert E. Smith Robert E. Smith	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Electric Boat Corporation, a registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Commonwealth of Virginia on April 18, 2024.

ELECTRIC BOAT CORPORATION

By:	/s/ Gregory S. Gallopoulos
Gregory S. Gallopoulos
Vice President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this registration statement appears below hereby constitutes and appoints each of PHEBE N. NOVAKOVIC, KIMBERLY A. KURYEA and GREGORY S. GALLOPOULOS, as his true and lawful attorney and agent, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the attorney and agent may deem necessary or advisable to enable Electric Boat Corporation to comply with the Securities Act of 1933 and the Securities Exchange Act of 1934, each as amended, and any rules and regulations and requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with any registration statement on Form S-3 and any or all amendments thereto (including, without limitation, any post-effective amendments thereto), and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and in connection with other reports as required by Electric Boat Corporation, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as director and/or officer of Electric Boat Corporation to registration statements and reports filed with the Commission with respect thereto and to any and all amendments of the same, and hereby ratifying and confirming all that the attorneys and agents, or any of them, has done, will do or will cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 18, 2024.

Signature	Title

/s/ Kevin M. Graney Kevin M. Graney	President and Director (Principal Executive Officer)

/s/ Mark Rayha Mark Rayha	Senior Vice President, Chief Operating Officer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Gregory S. Gallopoulos Gregory S. Gallopoulos	Director

/s/ Kimberly A. Kuryea Kimberly A. Kuryea	Director

/s/ Robert E. Smith Robert E. Smith	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, General Dynamics Government Systems Corporation, a registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Commonwealth of Virginia on April 18, 2024.

GENERAL DYNAMICS GOVERNMENT SYSTEMS CORPORATION

By:	/s/ Gregory S. Gallopoulos
Gregory S. Gallopoulos
Vice President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this registration statement appears below hereby constitutes and appoints each of PHEBE N. NOVAKOVIC, KIMBERLY A. KURYEA and GREGORY S. GALLOPOULOS, as his true and lawful attorney and agent, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the attorney and agent may deem necessary or advisable to enable General Dynamics Government Systems Corporation to comply with the Securities Act of 1933 and the Securities Exchange Act of 1934, each as amended, and any rules and regulations and requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with any registration statement on Form S-3 and any or all amendments thereto (including, without limitation, any post-effective amendments thereto), and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and in connection with other reports as required by General Dynamics Government Systems Corporation, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as director and/or officer of General Dynamics Government Systems Corporation to registration statements and reports filed with the Commission with respect thereto and to any and all amendments of the same, and hereby ratifying and confirming all that the attorneys and agents, or any of them, has done, will do or will cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 18, 2024.

Signature	Title

/s/ Jason W. Aiken Jason W. Aiken	President and Director (Principal Executive Officer)

/s/ Gregory D. Elam Gregory D. Elam	Vice President (Principal Financial Officer and Principal Accounting Officer)

/s/ Timothy N. Derr Timothy N. Derr	Director

/s/ Gregory S. Gallopoulos Gregory S. Gallopoulos	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, General Dynamics Land Systems Inc., a registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Commonwealth of Virginia on April 18, 2024.

GENERAL DYNAMICS LAND SYSTEMS INC.

By:	/s/ Gregory S. Gallopoulos
Gregory S. Gallopoulos
Vice President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this registration statement appears below hereby constitutes and appoints each of PHEBE N. NOVAKOVIC, KIMBERLY A. KURYEA and GREGORY S. GALLOPOULOS, as his true and lawful attorney and agent, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the attorney and agent may deem necessary or advisable to enable General Dynamics Land Systems Inc. to comply with the Securities Act of 1933 and the Securities Exchange Act of 1934, each as amended, and any rules and regulations and requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with any registration statement on Form S-3 and any or all amendments thereto (including, without limitation, any post-effective amendments thereto), and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and in connection with other reports as required by General Dynamics Land Systems Inc., including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as director and/or officer of General Dynamics Land Systems Inc. to registration statements and reports filed with the Commission with respect thereto and to any and all amendments of the same, and hereby ratifying and confirming all that the attorneys and agents, or any of them, has done, will do or will cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 18, 2024.

Signature	Title

/s/ Gordon Stein Gordon Stein	President and Director (Principal Executive Officer)

/s/ Jefferson Dean Johnston Jefferson Dean Johnston	Vice President, Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Danny Deep Danny Deep	Director

/s/ Gregory S. Gallopoulos Gregory S. Gallopoulos	Director

/s/ Kimberly A. Kuryea Kimberly A. Kuryea	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, General Dynamics Ordnance and Tactical Systems, Inc., a registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Commonwealth of Virginia on April 18, 2024.

GENERAL DYNAMICS ORDNANCE AND TACTICAL SYSTEMS, INC.

By:	/s/ Gregory S. Gallopoulos
Gregory S. Gallopoulos
Vice President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this registration statement appears below hereby constitutes and appoints each of PHEBE N. NOVAKOVIC, KIMBERLY A. KURYEA and GREGORY S. GALLOPOULOS, as his true and lawful attorney and agent, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the attorney and agent may deem necessary or advisable to enable General Dynamics Ordnance and Tactical Systems, Inc. to comply with the Securities Act of 1933 and the Securities Exchange Act of 1934, each as amended, and any rules and regulations and requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with any registration statement on Form S-3 and any or all amendments thereto (including, without limitation, any post-effective amendments thereto), and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and in connection with other reports as required by General Dynamics Ordnance and Tactical Systems, Inc., including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as director and/or officer of General Dynamics Ordnance and Tactical Systems, Inc. to registration statements and reports filed with the Commission with respect thereto and to any and all amendments of the same, and hereby ratifying and confirming all that the attorneys and agents, or any of them, has done, will do or will cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 18, 2024.

Signature	Title

/s/ Firat Gezen Firat Gezen	President (Principal Executive Officer)

/s/ Martin Dicaire Martin Dicaire	Vice President and Assistant Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ Danny Deep Danny Deep	Director

/s/ Gregory S. Gallopoulos Gregory S. Gallopoulos	Director

/s/ Kimberly A. Kuryea Kimberly A. Kuryea	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, General Dynamics-OTS, Inc., a registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Commonwealth of Virginia on April 18, 2024.

GENERAL DYNAMICS-OTS, INC.

By:	/s/ Gregory S. Gallopoulos
Gregory S. Gallopoulos
Vice President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this registration statement appears below hereby constitutes and appoints each of PHEBE N. NOVAKOVIC, KIMBERLY A. KURYEA and GREGORY S. GALLOPOULOS, as his true and lawful attorney and agent, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the attorney and agent may deem necessary or advisable to enable General Dynamics-OTS, Inc. to comply with the Securities Act of 1933 and the Securities Exchange Act of 1934, each as amended, and any rules and regulations and requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with any registration statement on Form S-3 and any or all amendments thereto (including, without limitation, any post-effective amendments thereto), and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and in connection with other reports as required by General Dynamics-OTS, Inc., including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as director and/or officer of General Dynamics-OTS, Inc. to registration statements and reports filed with the Commission with respect thereto and to any and all amendments of the same, and hereby ratifying and confirming all that the attorneys and agents, or any of them, has done, will do or will cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 18, 2024.

Signature	Title

/s/ Firat Gezen Firat Gezen	President and Director (Principal Executive Officer)

/s/ Martin Dicaire Martin Dicaire	Vice President and Assistant Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ Danny Deep Danny Deep	Director

/s/ Gregory S. Gallopoulos Gregory S. Gallopoulos	Director

/s/ Kimberly A. Kuryea Kimberly A. Kuryea	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Gulfstream Aerospace Corporation, a registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Commonwealth of Virginia on April 18, 2024.

GULFSTREAM AEROSPACE CORPORATION

By:	/s/ Gregory S. Gallopoulos
Gregory S. Gallopoulos
Vice President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this registration statement appears below hereby constitutes and appoints each of PHEBE N. NOVAKOVIC, KIMBERLY A. KURYEA and GREGORY S. GALLOPOULOS, as his true and lawful attorney and agent, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the attorney and agent may deem necessary or advisable to enable Gulfstream Aerospace Corporation to comply with the Securities Act of 1933 and the Securities Exchange Act of 1934, each as amended, and any rules and regulations and requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with any registration statement on Form S-3 and any or all amendments thereto (including, without limitation, any post-effective amendments thereto), and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and in connection with other reports as required by Gulfstream Aerospace Corporation, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as director and/or officer of Gulfstream Aerospace Corporation to registration statements and reports filed with the Commission with respect thereto and to any and all amendments of the same, and hereby ratifying and confirming all that the attorneys and agents, or any of them, has done, will do or will cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 18, 2024.

Signature	Title

/s/ Mark L. Burns Mark L. Burns	President and Director (Principal Executive Officer)

/s/ Joshua Thompson Joshua Thompson	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Timothy N. Derr Timothy N. Derr	Director

/s/ Gregory S. Gallopoulos Gregory S. Gallopoulos	Director

/s/ Kimberly A. Kuryea Kimberly A. Kuryea	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, National Steel and Shipbuilding Company, a registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Commonwealth of Virginia on April 18, 2024.

NATIONAL STEEL AND SHIPBUILDING COMPANY

By:	/s/ Gregory S. Gallopoulos
Gregory S. Gallopoulos
Senior Vice President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this registration statement appears below hereby constitutes and appoints each of PHEBE N. NOVAKOVIC, KIMBERLY A. KURYEA and GREGORY S. GALLOPOULOS, as his true and lawful attorney and agent, in the name and on behalf of the undersigned, to do any and all acts and things and execute any and all instruments which the attorney and agent may deem necessary or advisable to enable National Steel and Shipbuilding Company to comply with the Securities Act of 1933 and the Securities Exchange Act of 1934, each as amended, and any rules and regulations and requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with any registration statement on Form S-3 and any or all amendments thereto (including, without limitation, any post-effective amendments thereto), and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and in connection with other reports as required by National Steel and Shipbuilding Company, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in his capacity as director and/or officer of National Steel and Shipbuilding Company to registration statements and reports filed with the Commission with respect thereto and to any and all amendments of the same, and hereby ratifying and confirming all that the attorneys and agents, or any of them, has done, will do or will cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 18, 2024.

Signature	Title

/s/ David J. Carver David J. Carver	President and Director (Principal Executive Officer)

/s/ Peter N. Bollenbecker Peter N. Bollenbecker	Vice President – Finance, Chief Financial Officer, Assistant Treasurer and Assistant Secretary (Principal Financial Officer and Principal Accounting Officer)

/s/ Gregory S. Gallopoulos Gregory S. Gallopoulos	Director

/s/ Kimberly A. Kuryea Kimberly A. Kuryea	Director

/s/ Robert E. Smith Robert E. Smith	Chairman of the Board and Director